Exhibit 10.30

NewCardio, Inc.
2350 Mission College Blvd.
Suite 1175
Santa Clara, CA 95054

December 1, 2008

Platinum – Montaur Life Sciences, LLC
152 West 57th Street, 4th Floor
New York, NY 10019

RE:  Amendment to Securities Purchase Agreement (the “Amendment”), dated of even date herewith, by and among NewCardio, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages to that certain Securities Purchase Agreement (the “SPA”), dated as of December 27, 2007, between Marine Park Holdings, Inc., a Delaware corporation and the purchasers identified on the signature pages thereto.

Ladies and Gentlemen:

Reference is made to the Amendment and the SPA.  Capitalized terms defined in the Amendment and not otherwise defined herein shall have the same meanings as ascribed to them in the Amendment.

The purpose of this letter is to set forth our agreement regarding the 1896 Series B Preferred to be issued to Platinum pursuant to the provisions of paragraph 6c and paragraph 6e of the Amendment (“Platinum’s B Preferred”).

In the event that a Financing Transaction is not closed on or prior to March 2, 2009 (the “End Date”), then Platinum shall have the right (the “Put”), exercisable by delivery to the Company, within 30 days after the End Date, of a written notice to such effect (the “Put Notice”), to require the Company to accept delivery by Platinum of Platinum’s B Preferred in exchange for delivery by the Company to Platinum of the sum of $800,280 (the “Exercise Sum”).

If Platinum timely delivers the Put Notice as provided above, then within five (5) Business Days after delivery of the Put Notice, (x) Platinum shall deliver to Sichenzia Ross Friedman Ference LLP (“SRFF”), in escrow, the certificates for Platinum’s B Preferred (the “Certificates”), together with executed stock powers in respect thereof transferring Platinum’s B Preferred to the Company (the “Powers”), (y) the Company shall deliver to SRFF, in escrow, the Exercise Sum, and (z) SRFF agrees to accept and hold the Certificates, the Powers and the Exercise Sum in escrow and, upon receipt of all of the same, to deliver the Certificates and the Powers to the Company and deliver the Exercise Sum to Platinum.

If Platinum shall not have delivered the Put Notice to the Company on or prior to the End Date, then Platinum shall have no right to exercise the Put, and the Put shall expire and be of no force or effect after the End Date.

Please confirm that the foregoing correctly sets forth your complete understanding and agreement regarding the Put by signing below where indicated.

Sincerely,

s/s Richard D. Brounstein
Richard D. Brounstein
Executive Vice President and CFO

AGREED TO BY:
PLATINUM – MONTAUR LIFE SCIENCES, LLC

BY: s/s Michael M. Goldberg, MD
Name: Michael M. Goldberg, MD
Title:

SICHENZIA ROSS FRIEDMAN FERENCE LLP, as Escrow Agent

BY: s/s Thomas A. Rose
Name: Thomas A. Rose
Title: Partner

APPROVED BY:
VISION OPPORTUNITY MASTER FUND, LTD.

BY:           S/S Adam Benowitz
Name: Adam Benowitz
Title: Director

VISION CAPITAL ADVANTAGE FUND, L.P.

BY:           S/S Adam Benowitz
Name: Adam Benowitz
Title: Director